Exhibit 10.1.2
                            CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (the "Agreement") is entered into and is effective as of August 30, 2005 by and between Aurora Gold Corporation ("Aurora"), and Hans W. Biener of SupplyConsult GbR. ("SupplyConsult".)

I.   DEFINITION  OF  CONFIDENTIAL  INFORMATION

     SupplyConsult will have access to certain confidential information regarding the properties held by Aurora, and its affiliates, in Brazil. The Parties acknowledge that the terms and conditions of this Agreement, the nature and existence of the discussions between the Parties and information concerning the properties held by Aurora, and its affiliates, and other information, including, but not limited to:

     (i) information relating to the property, assets, financial, marketing, organizational, trading position and business opportunities of Aurora and its affiliates;

     (ii) information relating to the officers, directors, employees and shareholders of Aurora and its affiliates; and

     (iii) any other information which may from time to time be identified by Aurora, and its affiliates, as being of a confidential nature and as being subject to the terms and conditions of this Agreement, will be considered confidential ("Confidential Information"). Confidential Information shall not include information that is now, or subsequently becomes, generally available to the public through no fault or breach of the party receiving such information.

II.  PROPERTY

     SupplyConsult agrees that all Confidential Information that is in, or on, any medium, including without limitation, written, printed, photographic, or magnetic tape, computer disc and other property, delivered by Aurora, and its affiliates, or made available to SupplyConsult, or otherwise obtained for purposes related to this Confidentiality Agreement, is and remains the sole property of Aurora, and its affiliates. Without the prior consent of Aurora, SupplyConsult agrees not to make or give permission to make, copies of any Confidential Information provided by Aurora, and its affiliates, or otherwise obtained by SupplyConsult or his employees, contractors or agents.

III. PROJECT DISCUSSIONS

     It is understood that the discussions relating to the properties are confidential. No public announcement covering such discussions or concerning the existence thereof will be made by SupplyConsult except if required by law and upon notice to Aurora.


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CONFIDENTIALITY AGREEMENT                 Page 2 of 4            AUGUST 30, 2005
AURORA GOLD CORPORATION AND HANS W. BIENER


IV.  AREA OF INTEREST

     SupplyConsult agrees not to seek acquisition of rights in private or public land within four kilometres of the boundaries of the Exploration Licences and/or Exploration Concessions currently held by Aurora and its affiliates, and which may subsequently be obtained by Aurora, its affiliates or its nominees.

V.   EMPLOYEE CONFIDENTIALITY

     SupplyConsult agrees that they shall promptly identify to Aurora the names of SupplyConsult's employees, contractors and agents who will have access to Confidential Information and that SupplyConsult shall require each person to provide SupplyConsult with a written acknowledgement, in the form set forth as Exhibit A hereto, that such person has read and understood this Confidentiality Agreement, and personally agrees to comply with the terms thereof, excepting, however, any employee already bound to SupplyConsult's standard confidentiality agreement.

VI.  FURTHER ASSURANCES

     SupplyConsult agrees to take such other actions and to execute such other documents from time to time, as Aurora feels are necessary or advisable to effectuate the intent hereof.

VII. TERMS

     This Confidentiality Agreement shall terminate two (2) years from the date hereof unless the Parties agree in writing to amend this Clause VII. Terms and/or other clauses contained within the Agreement.

VIII.INJUNCTIVE RELIEF

     The Parties expressly acknowledge and agree that any breach of this Agreement by either party would cause irreparable harm to the other party for which damages would not be adequate remedy and, therefore, the Parties hereby agree that, in the event of any breach by either of the Parties to this Agreement, the other party shall have the right to seek injunctive relief against the continuing or further breach by the party breaching the terms of the Agreement without the necessity of proof of actual damages. This right to seek injunctive relief without necessity of proof of damage shall be in addition to any other right which the Parties may have under this Agreement or otherwise in law or in equity.


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CONFIDENTIALITY AGREEMENT                 Page 3 of 4            AUGUST 30, 2005
AURORA GOLD CORPORATION AND HANS W. BIENER

     IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed by their duly authorized officers the date first written below.

                                        AURORA GOLD CORPORATION

                                        By:  A. Cameron Richardson
                                             ----------------------------

                                        Its: President
                                             ----------------------------

                                        Signed: /s/"A Cameron Richardson"
                                                -------------------------


     Accepted this 31 day of August 2005


                                        SUPPLYCONSULT GBR

                                        By: Hans W. Biener
                                            -----------------------------

                                        Its: President
                                            -----------------------------


                                        Signed: /s/"Hans W Biener"
                                                -------------------------



Attachment - Exhibit A


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CONFIDENTIALITY AGREEMENT                 Page 4 of 4            AUGUST 30, 2005
AURORA GOLD CORPORATION AND HANS W. BIENER



                                    EXHIBIT A


     ACKNOWLEDGMENT AND CONFIDENTIALITY OBLIGATION


The undersigned hereby acknowledges that he/she has read and understands that certain Confidentiality Agreement dated August 30, 2005by Aurora Gold Corporation ("Aurora"), and SupplyConsult. In consideration of the undersigned's employment, or engagement, by SupplyConsult and receipt of the Confidentiality Information as described in such Agreement, the undersigned agrees to comply with all the obligations of SupplyConsult in such Agreement as fully and to the same extent as if the undersigned were signatory thereto.

Acknowledged and agreed to this day______of___________, 2005.



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